As filed with the Securities and Exchange Commission on February 22, 2021.

Registration No. 333-233340

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FirstEnergy Corp.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-1843785 (I.R.S. Employer Identification No.)
76 South Main Street, Akron, Ohio 44308
(800) 736-3402
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary M. Swann
Corporate Secretary and Associate General Counsel
FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308
Phone: (330) 384-5969
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Andrew C. Thomas
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Phone: (216) 586-1041
Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

TERMINATION OF REGISTRATION STATEMENT AND
DEREGISTRATION OF SECURITIES

On August 16, 2019, FirstEnergy Corp., an Ohio corporation (“FirstEnergy”), filed an automatic shelf registration statement on Form S-3, Registration No. 333-233340 (the “Registration Statement”), with the Securities and Exchange Commission, pursuant to which it registered 4,000,000 shares of its common stock, $0.10 par value per share, for sale under the FirstEnergy Corp. Stock Investment Plan (the “Plan”).

FirstEnergy has determined at this time to discontinue sales under the Plan pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on February 22, 2021. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

FIRSTENERGY CORP.

By: /s/ K. Jon Taylor
Name: K. Jon Taylor
Title: Senior Vice President and Chief Financial Officer